SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event report): January 28, 2002


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number - 0-15087


              NEVADA                                             93-0926999
(State of other Jurisdiction                               (IRS Employer ID No.)
       of Incorporation)

 2777 HEARTLAND DRIVE, CORALVILLE, IOWA                             52241
(Address of Principal Executive Offices)                          (Zip Code)



        Registrant's Telephone Number (including area code): 319-545-2728

ITEM 5.  Other Events.

     On January 28, 2002, the Board of Directors of Heartland Express, Inc. (the "Company") declared an approximate 58% stock dividend, in the amount of 18,291,869 shares of common stock, par value $0.01, to be distributed to stockholders of record on February 8, 2002, prorated to stock ownership, with approximately 0.58 share issued for each share owned on the record date. Fractional shares will be settled by payment of cash in lieu of issuance of shares. The stock dividend will be paid on February 19, 2002.

     The stock issued pursuant to this dividend is a new issue of 18,291,869 shares. The Company's retained earnings will be reduced by $182,918.69 with a corresponding increase of capital stock outstanding of $182,918.69. The dividend issued will increase the total number of the Company's issued and outstanding shares from 31,708,131 to 50,000,000.

     The purpose of the stock dividend is to increase liquidity for stockholders of the Company.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      HEARTLAND EXPRESS, INC.

Date: January 29, 2002                             BY: /s/ John P. Cosaert
                                                         JOHN P. COSAERT
                                                          Vice-President
                                                       Finance and Treasurer